SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”) is entered into as of March 28, 2023 (the “Effective Date”), by and between Medigus Ltd., an Israeli Corporation (“Medigus”), the additional shareholders of Charging Robotics Ltd. listed on Schedule 1 attached hereto (together with Medigus, the “CR Shareholders”), and Fuel Doctor Holdings, Inc., a publicly-traded Delaware corporation (the “FDOC”). Medigus, each of the CR Shareholders, and FDOC, each a “Party” and collectively, the “Parties”.

WHEREAS, the CR Shareholders own 100% of the share capital of Charging Robotics Ltd., an Israeli corporation (the “Company”) on a fully diluted basis (the “Exchange Shares”);

WHEREAS, The CR Shareholders believe that it is in their best interests to exchange all of the Exchange Shares for shares of common stock of FDOC, par value US$0.0001 per share (the “Common Stock”), and FDOC believes that it is in its best interests to issue the CR Shareholders shares of Common Stock of FDOC in consideration for the Exchange Shares, (the “Exchange”), all upon the terms and subject to the conditions set forth in this Agreement; and

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SECURITIES EXCHANGE

1.1       The Exchange.

1.1.1       On the terms and subject to the conditions set forth in this Agreement, each of the CR Shareholders shall sell, assign, transfer, and deliver, free and clear of all liens, all of the Exchange Shares to FDOC, in exchange for the issuance to the CR Shareholders, on a pro rata basis, of a total of 6,145,000 shares of Common Stock of FDOC, representing 72.88% of FDOC’s issued and outstanding stock, on a fully diluted basis (the “FDOC Stock”), after taking into account (i) FDOC’s planned 1-for-150 reverse split of its common stock (the “Reverse Stock Split”) such that at the closing of the Exchange (the “Closing”), the Company shall be a wholly-owned subsidiary of FDOC, (ii) the issuance of an additional 2,000,000 shares of Common Stok of FDOC in respect of financings to be completed by FDOC as detailed in Schedule 3, (iii) the issuance of 6,150,000 Milestone Warrants, as defined in section 1.1.3, and (iv) the issuance of Post Closing FDOC Options as described in section 1.3 (a)(ii).

1.1.2       The number of Exchange Shares to be transferred by each of the CR Shareholders at the Closing is set forth in Schedule 1 and the corresponding number of shares of FDOC Stock to be issued to each of the CR Shareholders at the Closing, on a post-Reverse Stock Split basis, is set forth in Schedule 1.

1.1.3 The CR Shareholders shall be entitled to receive, on a pro rata basis, up to a total of 6,150,000 additional shares of FDOC Stock, on a post-Reverse Stock Split basis (“Milestone Warrants”), in three equal tranches of 2,050,000 shares of FDOC Stock, on a post-Reverse Stock Split basis, upon the Company acheiving each of the three (3) performance milestones (the “Earn Out Milestones”) as is set forth in Schedule 2. All remaining Earn Out Milestones will immediately accelerate upon FDOC listing to Nasdaq.

1.2       Closing.

The Closing of this Agreement shall take place on such date that all conditions precedent and obligations of the Parties, including as set forth in Section 1.4 below, are satisfied or waived by the respective Party, (the “Closing Date”), at such location to be determined by the Parties. Either Party may terminate this Agreement in the event that the Closing Date shall not have occurred on or before April 10, 2023; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to any party hereto (i) whose actions or omissions have been a principal cause of, or primarily resulted in, the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or (ii) that is in material breach of this Agreement.

1.3       Conditions to Closing.

The respective obligations of each of the Parties to effect the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a)       Exercise or Waiver of Options. (i) Ariel Dor or anyone on his behalf shall have exercised or deemed to have waived the options to purchase shares of the Company set forth in the Collaboration Agreement dated January 7, 2021 by and between Medigus and Ariel Dor. (ii) All other entities with options to purchase shares in the Company as set forth in Schedule 1 shall consent to receive options to purchase Common Stock in FDOC equal to their fully diluted holding in the Company immediately prior to the Closing multiplied by 60% (“Post Closing FDOC Options”).

(b)       ITA Tax Ruling. Medigus shall have received a satisfactory preliminary tax ruling of the ITA with respect to the Exchange, or any other satisfactory preliminary confirmation by the ITA Confirming that the exchange of shares is not taxable in Israel. All parties to this agreement agree to meet all the conditions that will appear in the preliminary approval of the ITA and to act in accordance with it, including not selling the CR shares for two years.

(c)  Board Composition. At the Closing, Eli Yoresh, Tali Dinar, Yaki Baranes and Amitai Weiss, shall be appointed to fill vacancies on the Board of Directors of FDOC. In addition, at the Closing, the current directors of FDOC shall deliver their resignations effective the day following the Closing Date and current officers of FDOC shall deliver their resignations effective as of the Closing.

(d)  SEC Reports. FDOC shall have filed all reports and other documents required to be filed by it under the U.S. federal securities laws through the Closing Date.

(e)  OTC Pink Sheets Quotation. FDOC shall have maintained its status as a company whose Common Stock is quoted on the OTC Pink Sheets and no reason shall exist as to why such status shall not continue immediately following the Closing.

(f)  No Suspensions of Trading in FDOC Stock. Trading in FDOC’s Common Stock shall not have been suspended by federal regulators or any trading market at any time since the date of execution of this Agreement.

(g)  Good Standing Certificate. FDOC shall have delivered to Medigus a certificate of good standing of FDOC dated within two (2) business days of Closing issued by the Secretary of State of Delaware.

(h)  Financial Statements of the Company. Medigus shall have delivered to FDOC, the audited financial statements of the Company, in compliance with the applicable rules of the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board, as required for FDOC’s reporting under Items 2.01 and 9.01 of Form 8-K.

(i)  No Injunctions. No statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated herein.

(j)  FDOC Cash Balance. FDOC shall have at least US$425,000 in cash on hand (the “Available Cash”) in a secure bank account in FDOC’s name, which shall be readily available upon the Closing Date, and which shall exclude any expenses incurred in connection with the execution of the Agreement or any other transactions contemplated hereby.

(k)  Company Cash Balance. The Company shall have at least US$500,000 in cash on hand (the “Company Cash”) in a secure bank account in the Company’s name, which shall be readily available upon the Closing Date; provided, however, that the following liabilities of the Company may be deducted from the Company Cash: (a) all transaction expenses incurred in connection with the execution of the Agreement and the Exchange, (b) all loans made by Medigus to the Company during 2022 until the Closing and (c) investments or loans made by the Company to its affiliate, Revoltz.

(l)  Representations and Warranties. The representations and warranties made by each of the Parties herein shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as if the representations and warranties were made as of the date hereof and as of the Closing.

(m)  Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by either Party on or prior to the Closing shall have been performed or complied with in all material respects.

(n) Medigus board approval. Medigus board of directors to approve the execution of this agreement prior to Closing.

1.4 Officers’ Certificate. With respect to the closing conditions listed in Section 1.3(m) and 1.3(n) above, the Parties shall deliver at the Closing an executed officer’s certificate to such effect.

1.5       Taxes. Any tax consequences arising from the sale, assignment and transfer or any other event or act hereunder, shall be borne solely by Medigus.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF MEDIGUS

The CR Shareholders represent and warrant to FDOC that, as of the date hereof and as of the Closing, except for those representations and warranties that speak of a different date:

2.1       Good Title. The CR Shareholders are the record and beneficial owners, and have good title to, the Exchange Shares, with the full right and authority to sell and deliver such Exchange Shares, free and clear of any and all liens, encumbrances, pledges, security interests, claims, charges, options, rights of first refusal, proxies, voting trusts, or agreements, transfer restrictions under any equity holder or similar agreement or any other restriction or limitation whatsoever, including any contract granting any of the foregoing (collectively, the “Title Liens”), to FDOC pursuant to the Exchange. FDOC, as the new owner of the Exchange Shares, shall receive good title to the Exchange Shares, free and clear of all Title Liens. The Exchange Shares represent 100% of the issued and outstanding share capital of the Company on a fully diluted basis and there are no other issued and outstanding share capital of the Company and no outstanding commitments or contracts to issue any share capital of the Company.

2.2       Organization, Standing and Corporate Power of the Company. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Israel and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company. As used herein the term “Material Adverse Effect” or “Material Adverse Change” shall mean any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of the Parties or the Company taken as a whole.

2.3       Authority; Non-Contravention. The CR Shareholders have all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the CR Shareholders and the consummation by the CR Shareholders of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Medigus and the Company. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of the CR Shareholders , enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the articles of association of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the CR Shareholders to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to the CR Shareholders or the Company in connection with the execution and delivery of this Agreement by the CR Shareholders or the consummation by the CR Shareholders , as the case may be, of any of the transactions contemplated by this Agreement.

2.4       Acquisition of FDOC Stock for Investment.

2.4.1       Purchase Entirely for Own Account. The FDOC Stock to be acquired by the CR Shareholders hereunder is being for investment purposes and for the CR Shareholders’ own accounts and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the CR Shareholders have no present intention of selling, granting any participation in or otherwise distributing the FDOC Stock. The CR Shareholders further represent that they do not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the FDOC Stock. For purposes of this Agreement, “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity.

2.4.2       The CR Shareholders (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in FDOC and its securities.

2.4.3       The CR Shareholders understand that the FDOC Stock being acquired in the Exchange is not registered under the Securities Act and that the issuance hereof to the CR Shareholders is intended to be exempt from registration under the Securities Act pursuant to Regulation S and/or Regulation D promulgated thereunder. Each CR Shareholder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(a)(2) of the Securities Act. The certificates representing the FDOC Stock issued to the CR Shareholders shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities laws:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

2.4.4       The CR Shareholders acknowledge that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

2.4.5       The CR Shareholders acknowledge that they have carefully reviewed such information as they have deemed necessary to evaluate an investment in FDOC and its securities. To the full satisfaction of the CR Shareholders, they have been furnished all materials that they have requested relating to FDOC and the issuance of the FDOC Stock hereunder.

2.4.6       The CR Shareholders understand that the FDOC Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the FDOC Stock or any available exemption from registration under the Securities Act, the FDOC Stock may have to be held indefinitely and the CR Shareholders further acknowledge that the FDOC Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, FDOC’s compliance with the reporting requirements under the Exchange Act.

2.5       Additional Legend; Consent. Additionally, the FDOC Stock will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended and the CR Shareholders consent to FDOC making a notation on its records or giving instructions to any transfer agent of the FDOC Stock in order to implement the restrictions on transfer of the FDOC Stock.

2.6       Capital Structure. The authorized capital stock of the Company consists of 2,990,000,000 shares of Common Stock, of which 449,406,030 shares shall be issued and outstanding immediately prior to the Closing. As of immediately prior to the Closing, there will be no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company. As of immediately prior to the Closing, there will be no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of the Company or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of immediately prior to the Closing, there will be no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of the Company or any other securities of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FDOC

FDOC represents and warrants to the CR Shareholders that, as of the date hereof and as of the Closing, except for those representations and warranties that speak of a different date, and subject to the FDOC Reports (as defined below) and the schedule of exceptions attached hereto:

3.1       Organization, Standing and Corporate Power of FDOC. FDOC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. FDOC is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to FDOC.

3.2       Capital Structure. The authorized capital stock of FDOC consists of 10,000,000 shares of Preferred Stock, of which Nil are issued and 2,990,000,000 shares of Common Stock, of which 449,406,030 shares shall be issued and outstanding immediately prior to the Closing. Except as disclosed in FDOC’s public securities filings, as of immediately prior to the Closing, there will be no outstanding bonds, debentures, notes or other indebtedness or other securities of FDOC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of FDOC. Except as disclosed in the FDOC’s public securities filings, as of immediately prior to the Closing, there will be no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which FDOC is a party or by which it is bound obligating FDOC to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of FDOC or other equity or voting securities of FDOC or obligating FDOC to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of immediately prior to the Closing, there will be no outstanding contractual obligations, commitments, understandings or arrangements of FDOC to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of FDOC or any other securities of FDOC. As of immediately prior to the Closing, there will be no agreements or arrangements pursuant to which FDOC is or could be required to register the FDOC’s common stock or other securities under the Securities Act or other agreements or arrangements with or among any holders of FDOC Stock or with respect to any securities of FDOC. The issuance of the FDOC Stock will not trigger any anti-dilution rights of any existing securities of FDOC. Except as disclosed in the FDOC’s public securities filings, as of the Closing, there will be no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from FDOC, or otherwise require the FDOC to issue, any shares of capital stock of FDOC or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of FDOC.

3.3       Authority; Non-Contravention. FDOC has all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Following the approval of the stockholders of FDOC, the execution and delivery of this Agreement by FDOC and the consummation by FDOC of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of FDOC. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of FDOC, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of FDOC under, (i) the certificate of incorporation or bylaws of FDOC, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to FDOC or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to FDOC or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to FDOC or could not prevent, hinder or materially delay the ability of FDOC to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to FDOC in connection with the execution and delivery of this Agreement by FDOC or the consummation by FDOC, as the case may be, of any of the transactions contemplated by this Agreement, except, as required, such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the “blue sky” laws of various states.

3.4       FDOC Reports. Since March 8. 2021, FDOC has filed all forms, reports and documents with the SEC that have been required to be filed by it under applicable laws prior to the date hereof (all such forms, reports and documents, together with all documents filed or furnished on a voluntary basis and all exhibits and schedules thereto, the “FDOC Reports”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each FDOC Report complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and/or the Sarbanes-Oxley Act, as the case may be, each as in effect on the date such FDOC Report was filed, and (ii) each FDOC Report did not contain any ratement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Knowledge of FDOC, none of the FDOC Reports is the subject of ongoing SEC review or investigation. The financial statements included in Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The financial statements included in the FDOC Reports have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”), and fairly represent the financial position of FDOC and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the omission of certain footnotes. Except as set forth in the FDOC Reports, FDOC has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the FDOC or in the notes thereto. As of the Closing, all liabilities of the FDOC shall have been paid off and shall in no event remain liabilities of the FDOC following the Closing, other than immaterial liabilities that will be scheduled prior to the Closing Date.

3.5       No Material Change. Since March 8, 2021, and except as disclosed in its FDOC Reports, (i) FDOC has not incurred any liabilities or obligations, indirect, or contingent, or entered into any oral or written agreement or other transaction which exceeds US$10,000; (ii) FDOC has not paid or declared any dividends or other distributions with respect to its capital stock, or redeemed or purchased or otherwise acquired any of its stock and FDOC is not in default in the payment of principal or interest on any outstanding debt obligations, except as set forth herein; (iii) FDOC has not initiated any compensation arrangement or agreement with any employee or executive officer; (iv) FDOC has not entered into any contract; (v) there has not been any change in the capital stock of FDOC; and (vi) there has not been any other event which has caused, or is likely to cause, a material adverse effect on FDOC.

3.6       Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of FDOC, threatened against FDOC. FDOC is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

3.7       Compliance. FDOC has not been advised, nor does FDOC have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

3.8       Material Agreements. All material agreements to which FDOC is a party are included as part of or specifically identified in the FDOC Reports to the extent required by the rules and regulations of the SEC as in effect at the time of filing (“Material Agreements”). Except for the Material Agreements, FDOC has no contracts. Neither FDOC nor, to FDOC’s knowledge, any other party to the Material Agreements, is in breach of or default under any of such contracts.

3.9       Taxes. Except as disclosed in the FDOC Reports, FDOC has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and FDOC has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

3.10       Conformity of Descriptions. The FDOC Stock, when issued, will conform in all material respects to the descriptions of the FDOC’s Common Stock contained in the FDOC Reports and other filings with the SEC.

3.11  Investment Company. FDOC is not, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.13  Disclosure. All disclosure provided to the CR Stockholders regarding FDOC, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by FDOC with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. FDOC acknowledges and agrees that the CR Shareholders makes or has made no representations or warranties with respect to the transaction contemplated hereby other than those specifically set forth in Section 9 hereof.

ARTICLE IV

COVENANTS

4.1       Securities Law Compliance. Each of FDOC and the CR Shareholders understand and agree that the consummation of this Agreement, including the issuance of the Exchange Shares upon Closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Each of FDOC and the CR Shareholders agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the transactions contemplated by this Agreement, FDOC and the CR Shareholders shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

4.2       Access to Information; Confidentiality.

4.2.1       The Parties hereto shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to any other party and its representatives reasonable access during normal business hours during the period prior to the Closing Date of the Agreement to its properties, books, contracts, commitments, personnel and records and, during such period, the parties shall, and shall cause each of its officers, employees and representatives to, furnish promptly to any other party all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of each Party set forth herein and compliance by each Party of its obligations hereunder, during the period prior to the Closing Date of the Exchange, each party shall provide each other party and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable each party to confirm the accuracy of the representations and warranties of each other party set forth herein and compliance by each party of their obligations hereunder, and, during such period, cause its, officers, employees and representatives to, furnish promptly to each party upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.

4.2.2       Except as required by law, each party will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information concerning another party in strict confidence.

4.2.3       No investigation pursuant to this Section shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

4.3       Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. The Parties hereto will use their commercially reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. The Parties hereto shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

4.4       Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

4.5       Post-Closing Funding. Immediately following the Closing, FDCO shall conduct a private placement of 1,100,000 shares of FDOC Stock, on a post-Reverse Stock Split basis, at a price of $0.55 per share.

ARTICLE V

MISCELLANEOUS

5.1       Brokers. Each Party agrees that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify the other against any claim by any third Person for any commission, brokerage or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third Person, whether express or implied, from the actions of the indemnifying party.

5.2       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.3       Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to Medigus	Attn: Tali Dinar
Address: Hanechoshet 3 St, Tel Aviv, Israel
Tel: +972 3 6899124
Email: tali.dinar@medigus.com

If to FDOC:	Attn: Gadi Levin
Address: 20 Raul Wallenberg Street, Tel Aviv, Israel
Tel: +972546430352
Email: gadi@ninetyixcapital.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received: (a) if given email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; (b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and (c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 5.3.

5.4       Attorneys Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

5.5       Third Party Beneficiaries. This contract is strictly between FDOC and CR Shareholders and, except as specifically provided, no other Person shall be deemed to be a third party beneficiary of this Agreement.

5.6       Expenses. Whether or not the Closing shall occur, except as provided herein, FDOC shall bear the expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in connection therewith, the Exchange or any of the other transactions contemplated hereby.

5.7       Entire Agreement. This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

5.8       Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of two years.

5.9       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by email shall be deemed original signatures.

5.10       Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may by amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Fuel Doctor Holdings, Inc.

By: /s/______________________

Name: Amitai Weiss

Title: Director

CR Shareholders:

Medigus, Ltd.

By: /s/_________________________

Name: Eli Yoresh Liron Carmel

Title: Chairman C.E.O

/s/_____________________________

Name: Ariel Dor

[Signature page to Securities Exchange Agreement]